WARRANT AGREEMENT
                                 BY AND AMONG
                       VISUAL BIBLE INTERNATIONAL, INC.
                                     AND
                        THE INVESTORS SIGNATORY HERETO
                              DECEMBER 23, 2002





                          WARRANT AGREEMENT
WARRANT AGREEMENT (the "Agreement"), dated as of December 23, 2002, by and among Visual Bible International, Inc., a Florida corporation (the "Company"), and the investors signatory hereto (collectively, the "Warrantholders" and each, a "Warrantholder").
A. Each of the Warrantholders has executed a subscription agreement (each, a "Subscription Agreement") for the purchase of Units (as defined therein) consisting of certain debentures of the Company, shares of Common Stock (as defined below) and warrants to purchase Common Stock. This Agreement is being executed in connection with the purchase of the Units.
B. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Subscription Agreement.
In addition, certain capitalized terms used herein are defined in
Section 13 below.
In consideration of the parties mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1.     ISSUANCE OF WARRANTS.
(a) The Company hereby issues and grants to each Warrantholder warrants to purchase the number of shares of Common Stock in the Subscription Agreement executed by such Warrantholder (collectively, the "Warrants"). Each Warrant shall entitle the holder, subject to the satisfaction of the conditions to exercise set forth in Section
7 of this Agreement, to purchase on or prior to 5:00 p.m., New York City time, on December 23, 2006 (the "Warrant Expiration Date") one share of Common Stock (the Common Stock issuable upon exercise of the Warrants being collectively referred to herein as the "Warrant Shares") at the Exercise Price (as defined below) then in effect.
The number of Warrant Shares issuable on exercise of each Warrant and the Exercise Price are subject to adjustment pursuant to Section
8 of this Agreement.
(b) Subject to the adjustments contained in Section 8 hereof, the "Exercise Price" per Warrant Share shall equal:
(i) if the applicable Warrant is exercised at any time on or prior to December 31, 2004, $1.00;
(ii) if the applicable Warrant is exercised after December 31, 2004 but on or prior to June 30, 2005, $1.25;
(iii) if the applicable Warrant is exercised after June 30, 2005 but on or prior to December 31, 2005, $1.50;
(iv) if the applicable Warrant is exercised after December 31, 2005 but on or prior to June 30, 2006, $1.75; and
(v) if the applicable Warrant is exercised after June 30, 2006, $2.00.
     Section 2.     FORM OF WARRANT CERTIFICATES.
Concurrently with the execution and delivery of this Agreement by the parties hereto, the Company shall cause to be executed and delivered to each of the Warrantholders one or more certificates evidencing the Warrants (the "Warrant Certificates"). Each Warrant Certificate delivered hereunder shall be substantially in the form set forth in Exhibit A attached hereto and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate and that are not inconsistent with the terms of this Agreement or as may be required by applicable law, rule or regulation. Each Warrant Certificate shall be dated the date of execution by the Company.
     Section 3.     EXECUTION OF WARRANT CERTIFICATES.
Each Warrant Certificate delivered hereunder shall be signed on behalf of the Company by one (1) officer of the Company. Each such signature may be in the form of a facsimile thereof and may be imprinted or otherwise reproduced on the Warrant Certificates.
If any officer of the Company who signed any Warrant Certificate ceases to be an officer of the Company before the Warrant
Certificate so signed shall have been delivered by the Company, such Warrant Certificate nevertheless may be delivered as though such person had not ceased to be an officer of the Company.
     Section 1.     REGISTRATION.
Warrant Certificates shall be issued in registered form only. The Company will keep or cause to be kept books for registration of ownership and transfer of each Warrant Certificate issued pursuant to this Agreement. Each Warrant Certificate issued pursuant to this Agreement shall be numbered by the Company and shall be registered by the Company in the name of the holder thereof (initially Warrantholder). The Company may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.
     Section 2.     TRANSFERS AND EXCHANGES.
Transfers. Subject to the following provisions of this Section 5, the Warrants are transferable, in whole or in part, upon surrender of the Warrant Certificates evidencing such Warrants at the office of the Company referred to in Section 14, together with a written assignment in the form of the Assignment appearing at the end of the form of Warrant Certificate attached hereto as Exhibit A, duly executed by the registered holder thereof or its agent or attorney. Upon such surrender, the Company shall, subject to this Section 5, register or cause the registration of the transfer upon the books maintained by or on behalf of the Company for such purpose. If the Warrants evidenced by any Warrant Certificate are to be transferred in whole, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the Warrants evidenced by any Warrant Certificate are to be transferred in part, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and a new Warrant Certificate to and in the name of the assigning holder in an amount equal to the number of Warrants evidenced by the surrendered Warrant Certificate that were not transferred.
Restrictions on Transfer. Unless otherwise consented to by the Company, no Warrant may be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of (each, a "transfer") unless (i) the transfer complies with all applicable securities laws and the provisions of this Agreement and (ii) the transferee agrees in writing to be bound by the terms of this Agreement.
Exchanges. A Warrant Certificate may be exchanged, at the option of the holder thereof, upon surrender of such Warrant Certificate at the office of the Company, for one or more other Warrant
Certificates of like tenor and representing in the aggregate the same number of Warrants as was represented by the surrendered
Warrant Certificate.
Cancellation. Warrant Certificates surrendered for transfer or exchange shall be canceled by the Company.
     Section 1.     MUTILATED OR MISSING WARRANT CERTIFICATES.
If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue, upon surrender and cancellation of any mutilated Warrant Certificate, or in lieu of and substitution for any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equal number of Warrants. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Company only upon the Company's receipt of reasonably satisfactory evidence of such loss, theft or destruction and, if requested, an indemnity or bond reasonably satisfactory to the Company.
     Section 2.     EXERCISE OF WARRANTS.
(a) Exercise. Subject to the terms and conditions set forth in this Section 7, Warrants may be exercised, in whole or in part (but not as to any fractional part of a Warrant), at any time or from time to time on or prior to 5:00 p.m., New York City time, on the Warrant Expiration Date.
In order to exercise any Warrant, Warrantholder shall deliver to the Company at its office referred to in Section 14 the following: (i) a written notice in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached as Exhibit A hereto of such Warrantholder's election to exercise the Warrants, which notice shall specify the number of such Warrantholder's
Warrants being exercised; (ii) the Warrant Certificate or Warrant Certificates evidencing the Warrants being exercised; and (iii) payment of the aggregate Exercise Price.
All rights of Warrantholder with respect to any Warrant that has not been exercised, on or prior to 5:00 p.m., New York City time, on the Warrant Expiration Date shall immediately cease and such Warrants shall be automatically cancelled and void.
(b) Payment of Exercise Price. Payment of the Exercise Price with respect to Warrants being exercised hereunder shall be made by the payment by the Warrantholder to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Warrants then being exercised.
(c) Payment of Taxes. The Company shall be responsible for paying any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of Warrant Shares on exercise of a Warrant, except that, in case such Warrant Shares shall be registered in a name or names other than the name of the holder of a Warrant, funds sufficient to pay all transfer taxes, if any, which shall be payable upon the execution and delivery of such Warrant Shares shall be paid by the holder thereof to the Company at the time an Warrantholder delivers such Warrants to the Company for exercise.
(d) Delivery of Warrant Shares. Upon receipt of the items referred to in Section 7(a), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute and deliver or cause to be executed and delivered, to or upon the written order of the Warrantholder exercising its Warrants, and in the name of such Warrantholder or such Warrantholder's designee, a share certificate or share certificates representing the number of Warrant Shares to be issued on exercise of the Warrant(s) and enter full details of such issuance in the stock register of the Company in order to confer upon the Warrantholder or the Warrantholder's designee legal title thereto. The share certificate or share certificates issued to such Warrantholder or its designee shall bear any restrictive legend required under applicable law, rule or regulation. The share certificate or share certificates so delivered (and the entry in the stock register) shall be registered or made, as the case may be, in the name of such Warrantholder or such other name as shall be designated in said notice. A Warrant shall be deemed to have been exercised and such share certificate or share certificates shall be deemed to have been issued, and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised, is received by the Company as aforesaid and the corresponding entries are made in the stock register of the Company. If the Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the share certificate or share certificates, deliver to the holder thereof a new Warrant Certificate evidencing the Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of Warrants evidenced thereby) be identical to the Warrant Certificate being exercised. Any Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.
     Section 3. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE UPON EXERCISE AND ADJUSTMENT OF EXERCISE PRICE.
(a) Stock Dividends, Subdivisions and Combinations. If at any time after the date hereof the Company shall:
(i) pay a dividend, or make any other distribution of, additional shares of Common Stock to all holders of its Common Stock (other than pursuant to the exercise of Warrants),
(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of Warrant Shares for which each Warrant is exercisable immediately after the occurrence of any such event shall be proportionately increased in the case of (i) and (ii) above and proportionately decreased in the case of (iii) above.
(b) Certain Other Distributions. If at any time after the date hereof the Company shall make any dividend, or any other distribution by the Company to the holders of its Common Stock, of any shares of capital stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants, convertible securities or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a capital reorganization, reclassification, merger or consolidation to which Section 8(c) applies, or (ii) of any common stock referred to in Section 8(a), then (x) the number of Warrant Shares for which each Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which one Warrant is exercisable immediately prior to such distribution by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the time of such distribution and (B) the denominator of which shall be the Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property so distributed.
(c) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination or reverse split of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), except in the case of a merger or consolidation to which clause (i) of the last sentence of this Section 8(c) applies, each Warrant, effective at the close of business on the date such reorganization, reclassification, consolidation, or merger shall become effective, shall thereafter be exercisable for the kind and number of shares of stock or other securities or property, (including cash) receivable upon the consummation of such reorganization, reclassification, consolidation or merger, by a holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant and otherwise shall have the same terms and conditions applicable immediately prior to such time of such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Corporation shall not effect any such reorganization, reclassification, consolidation or merger unless, (i) in the case of a merger or consolidation in which the consideration receivable upon consummation of such merger or consolidation by a holder of shares of Common Stock consists solely of cash, either (x) simultaneously with the consummation thereof, the Corporation shall pay to the Holder of the Warrant Certificate evidencing such Warrants an amount in cash equal to (A) the amount in cash that would be received upon such consummation by a holder of the number of shares of Common Stock deliverable (immediately prior to such consummation) upon exercise of such Warrants less (B) the Exercise Price or (y) the Exercise Price for any Warrant exceeds the amount in cash that would be so received or
(ii) in all other cases, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, or merger shall assume, by written instrument, the obligation to deliver to the holders of this Warrant such shares of stock, securities or property, including cash, which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such exercise.
(d) Exercise Price Adjustment. Whenever the number of Warrant Shares into which a Warrant is exercisable is adjusted as provided in Sections 8(a) and (b), the Exercise Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately thereafter.
(e) Notice of Certain Events. Upon the occurrence of any event resulting in an adjustment in the number of Warrant Shares (or other stock or securities or property) receivable upon the exercise of the Warrants or the Exercise Price, the Company shall promptly thereafter (i) compute such adjustment in accordance with the terms of the Warrants, (ii) prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and (iii) promptly mail copies of such certificate to Warrantholder.
     Section 4.     RESERVATION OF SHARES.
The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued share capital, the aggregate number of the Warrant Shares deliverable upon the exercise of all outstanding Warrants, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon the due and punctual exercise of the Warrants, through 5:00 p.m., New York City time, on the Warrant Expiration Date.
     Section 5.     NO IMPAIRMENT.
The Company shall not, by amendment of its organizational documents, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the Warrants or this Agreement, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder under the Warrants and this Agreement against wrongful impairment. Without limiting the generality of the foregoing, the
Company: (i) shall not set or increase the par value of any Warrant Shares above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants.
     Section 6.     NO RIGHTS OR LIABILITIES AS SHAREHOLDER.
No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Shares which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of Shares, reclassification of Shares, change of par value or change of Shares to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt and collection of the Exercise Price and any other amounts payable upon such exercise by the Company. No provision hereof, in the absence of affirmative action by Warrantholder to purchase Warrant Shares shall give rise to any liability of such holder for the Exercise
Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     Section 7.     FRACTIONAL INTERESTS.
Notwithstanding the provisions of the Articles of Association of the Company, the Company shall not be required to issue fractional shares of Warrant Shares upon exercise of the Warrants or to distribute certificates that evidence fractional shares of Warrant Shares. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of a Warrant, the number of Warrant Shares to be issued by the Company shall be rounded to the nearest whole number, with one-half or greater being rounded up, and less than one-half being rounded down.
     Section 8.     DEFINITIONS.
Unless the context otherwise requires, the terms defined in this
Section 13, whenever used in this Agreement shall have the respective meanings hereinafter specified and words in the singular or in the plural shall each include the singular and the plural and the use of any gender shall include all genders.
"Affiliate" shall mean, with respect to any Person, any officer or director of such Person, or any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Business Day" shall mean any day other than a Saturday or a Sunday or any day on which banks located in New York, New York are authorized or obligated to close.
"Common Stock" means the common stock, par value $0.001 per share, of the Company.
"Current Market Value" per share of Common Stock or any other security on any date of determination (a) the average of the daily closing sale prices for each of 15 trading days immediately preceding such date (or such shorter number of days during which such security has been listed or traded), if the security has been listed on the New York Stock Exchange, the American Stock Exchange or other national securities exchange or the NASDAQ National Market for at least 10 trading days prior to such date, (b) if such security is not so listed or traded, the average of the daily closing bid prices for each of the 15 trading days immediately preceding such date (or such shorter number of days during which such security had been quoted), if the security has been quoted on a national over-the-counter market for at least 10 trading days, and
(c) otherwise, the value of the security most recently determined as of a date within the six months preceding such day by the Board of Directors of the Company in good faith.
"Person" shall mean any corporation, association, partnership, joint venture, trust, organization, business, individual, government or political subdivision thereof or governmental body.
     Section 9.     SUCCESSORS AND ASSIGNS.
Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Section 10.    AMENDMENTS AND WAIVERS.
This Agreement may be supplemented or amended only by a subsequent writing signed by each of the parties hereto (or their successors or permitted assigns), and any provision hereof may be waived only by a written instrument signed by the party charged therewith.
     Section 11.    NOTICES.
Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address as set forth as set forth in the Subscription Agreement or as subsequently modified by written notice.
     Section 12.    SEVERABILITY.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be automatically reformed so as to be enforceable while as nearly as possible preserving the original intent of the parties.
     Section 13.    TERMINATION.
This Agreement (other than Section 7(b) and Sections 14 through 23, inclusive, and all related definitions, all of which shall survive such termination) shall terminate on the earlier of (i) the Warrant Expiration Date and (ii) the date on which all Warrants have been exercised.
     Section 14.    GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS, RULES OR PRINCIPLES.
     Section 15.    JURISDICTION AND VENUE.
ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL
BE BROUGHT IN THE COURTS OF NEW YORK COUNTY IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIESHEREBY ACCEPT THE EXCLUSIVE JURISDICTION OF
THOSE COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY OBJECTION THAT ANY OF THEM MAY NOW OR
HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT
OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN
ANY OF THE ABOVE DESCRIBED COURTS AND HEREBY FURTHER IRREVOCABLY
WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN NEW YORK COUNTY, NEW YORK, HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
THE PARTIES, FURTHER, CONSENT TO SERVICE OF PROCESS IN ANY SUCH
ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS AS EITHER PARTY MAY FURNISH IN WRITING
TO THE OTHER, PROVIDED PROCESS IS ACTUALLY RECEIVED.
     Section 16.    ENTIRE AGREEMENT.
This Agreement and the other documents, instruments and agreements executed in connection herewith constitute the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them as to the subject matter hereof.
     Section 17.    ADDITIONAL PARTIES.
The parties hereto agree that subsequent Persons who purchase Units by executing a Subscription Agreement shall, upon execution of a counterpart signature page hereto, be added as a party to this Agreement and have all rights and privileges of the "Investors" and be subject and bound by all the terms and conditions hereof as if such subsequent party was one of the Investors on the date hereof.
     Section 18.    SECTIONS AND HEADINGS.
The sections and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     Section 19.    COUNTERPARTS.
This Agreement may be executed in counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                     [Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first written above.
                              VISUAL BIBLE INTERNATIONAL, INC.,


                              By:
                              Title:

                              WARRANTHOLDER:
                              ___________________________________
                              Name of Warrantholder


                              By:
                              Title:


                                                             EXHIBIT A
NEITHER THIS SECURITY NOR THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF
ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, SUCH COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR
OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FORM, OR NOT SUBJECT TO, SUCH
REGISTRATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED
IN ACCORDANCE WITH, A WARRANT AGREEMENT, DATED AS OF DECEMBER 23, 2002, BETWEEN VISUAL BIBLE INTERNATIONAL, INC. AND THE
WARRANTHOLDERS SIGNATORY THERETO OF THE SECURITIES REPRESENTED BY
THIS CERTIFICATE. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO VISUAL BIBLE INTERNATIONAL, INC.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO
OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE
ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER
THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURIITES ARE ELIGILBE
FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING
OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS
AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES
ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE
RESALE RESTRICTION TERMINATION DATE.

NO.                                         _______ WARRANTS
                         FORM OF
                         Warrant Certificate
                  VISUAL BIBLE INTERNATIONAL, INC.
This Warrant Certificate certifies that _____________, a ____________________, or its registered assigns, is the registered holder of ________ Warrants (the "Warrantholder") to purchase shares of Common Stock (the "Warrant Shares"), par value $.01 per share, of Visual Bible International, Inc. (the "Company"). Each Warrant entitles the holder, subject to the satisfaction of the conditions to exercise set forth in Section 7 of the Warrant Agreement referred to below, to purchase from the Company at any time or from time to time on or prior to 5:00 p.m., New York City time, on ___________________________ (the "Warrant Expiration Date") one
fully paid and nonassessable Warrant Share at the Exercise Price set forth in the Warrant Agreement. The number of Warrant Shares for which each Warrant is exercisable and the Exercise Price are subject to adjustment as provided in the Warrant Agreement.
The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase Warrant Shares and are issued pursuant to a Warrant Agreement, dated as of December 23, 2002 (the "Warrant Agreement"), between the Company and Warrantholders signatory thereto, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and Warrantholder.
Warrantholder may exercise Warrants by surrendering this Warrant Certificate, with the Election to Purchase attached hereto properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company specified in Section 14 of the Warrant Agreement. If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.
This Warrant Certificate, when surrendered at the offices of the Company specified in Section 14 of the Warrant Agreement, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
Warrantholder may transfer the Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Sections 5 of the Warrant Agreement.
The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

WITNESS the signatures of the duly authorized directors or officers of the Company.
Dated:  ___________ ___, _____               VISUAL BIBLE
INTERNATIONAL, INC.
                                                                By:

                                                                Name:
                                      Title:

                                                                By:

                                                                Name:
                                      Title:



                         FORM OF
                   Election to Purchase
The undersigned hereby irrevocably elects to exercise _________ of the Warrants evidenced by the attached Warrant Certificate to purchase Warrant Shares, and herewith tenders (or is concurrently tendering) payment for such Warrant Shares in an amount determined in accordance with the terms of the Warrant Agreement. The undersigned requests that a certificate representing such Warrant
Shares be registered in the name of               , whose address is
                                and that such certificate be
delivered to                       , whose address is
.. If said number of Warrants is less than the number of Warrants evidenced by the Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the number of Warrants evidenced by this Warrant Certificate that are not being exercised
be registered in the name of                      , whose address is
                          and that such Warrant Certificate be
delivered to             , whose address is                       .
               Dated:                               ,

               Name of holder of Warrant Certificate:



                 (Please Print)

               Address: . . . . . . . . . .



               Federal Tax ID No.:  . . . . (if applicable)


               Signature:   . . . . . . . .

                     Note:   The above signature must correspond
                     with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and if the certificate evidencing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature above must be guaranteed.


Signature Guaranteed:  _________________________

Dated:                           ,


                         FORM OF
                        Assignment
For value received, ________________ hereby sells, assigns and transfers unto _______________, _____________ of the Warrants evidenced by the attached Warrant Certificate, together with all right, title and interest therein, and does hereby constitute and appoint ___________________ as its due and lawful attorney, to register the transfer of said Warrants on the books of Visual Bible International, Inc., and to execute a new Warrant Certificate in the name of _________________________ whose address is
____________________________ evidencing the number of Warrants so sold, assigned and transferred hereby. If the number of Warrants sold, assigned or transferred hereunder is less than the number of Warrants evidenced by the attached Warrant Certificate, then the undersigned requests that a new Warrant Certificate for an amount of Warrants equal to the number of Warrants evidenced by the attached Warrant Certificate that were not sold, transferred or assigned be registered in the name of the undersigned.
               Signed and
               delivered as a deed on:
                     ,

               Name of holder of Warrant Certificate:


                          (Please Print)

               Address: . . . . . . . . . . .

                      .





                                                     .
                                                  .  .
                                                  .  .
                                                  .






                                                  Federal
                                                  Tax
                                                  ID
                                                  No.:
                                                   . .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .
                                                  (if
                                                  applicable)



                                                  Signature:
                                                   . .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .  .
                                                  .


                                                                 Note:



                                                                 The
                                                                 above
                                                                 signature
                                                                 must
                                                                 correspond
                                                                 with
                                                                 the
                                                                 name
                                                                 as
                                                                 written
                                                                 in
                                                                 the
                                                                 first
                                                                 sentence
                                                                 of
                                                                 the
                                                                 attached
                                                                 Warrant
                                                                 Certificate
                                                                 in
                                                                 every
                                                                 particular,
                                                                 without
                                                                 alteration
                                                                 or
                                                                 enlargement
                                                                 or
                                                                 any
                                                                 change
                                                                 whatever,
                                                                 and
                                                                 such
                                                                 signature
                                                                 must
                                                                 be
                                                                 guaranteed.



              Signature Guaranteed:
              _________________________

              Dated:                           ,